Exhibit 3.8

DATED: JANUARY 15, 2014

RESTATED BYLAWS

OF

XG SCIENCES, INC.

ARTICLE I

Shares of Capital Stock

1.1           Certificate of Shares. The certificates of shares of capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors and as shall be required by law. The certificates of shares of capital stock shall be signed by the Chairman of the Board, Vice-Chairman of the Board, President or a Vice-President and may also be signed by another officer of the Corporation. The certificates may be sealed with the seal of the Corporation or a facsimile thereof. In these Bylaws, the term “capital stock” means the Company’s outstanding: (i) common stock, and (ii) convertible preferred stock of any series.

1.2           Transfer of Shares. Shares of capital stock of the Corporation shall be transferred by endorsement of the certificates representing said shares of capital stock by the registered holder thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney who shall be authorized by a Power of Attorney which is duly executed and filed with the Secretary of the Corporation, and by the surrender of the shares of capital stock to the Secretary for cancellation. The person whose name is listed on the books of the Corporation as the owner of the shares of capital stock shall be deemed by the Corporation to be the owner thereof for all purposes.

1.3           Lost Certificates. In the event of loss of stock certificates, new certificates shall be issued only upon proof of loss by affidavit by the registered holder and approval by the Board of Directors, who may require a Bond of Indemnity in a form satisfactory to them as a condition thereof.

1.4           Fixing of Record Date. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall be not more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date under this section for the adjourned meeting.

For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the Board may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board and shall not be more than ten (10) days after the Board resolution. If a record date is not fixed and prior action by the Board is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the Board is adopted. If a record date is not fixed and prior action by the Board is not required, the record date shall be the first date on which a signed written consent is delivered to the Corporation pursuant to Section 407 of the Michigan Business Corporation Act, as amended, or any successor provision.

For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board relating to the corporate action is adopted.

1.5           Dividends. The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE II

Shareholders

2.1           Annual Meeting. The annual meeting of the shareholders shall be held at a time and place designated by the Board of Directors. The purpose of the annual meeting shall be to elect Directors, and to transact such other business as may come before the meeting.

2.2           Special Meeting. Special meetings of the shareholders may be called by the President or Secretary and shall be called by either of them on the request in writing of the Board of Directors or by vote of shareholders of record owning 10% or more of the issued and outstanding shares of capital stock of the Corporation, but a quorum as defined in Section 2.4 is required for the shareholders to do business at a special meeting.

2.3           Notice of Meeting. Notice of the time, place if any, and purpose of any shareholders’ meeting shall be given to each shareholder, either personally, by mail, or by electronic transmission, not less than ten (10) days nor more than sixty (60) days before the meeting. If mailed, notice shall be deemed given by depositing the same in a post office box, postage prepaid, and addressed to the last-known address of such shareholder. If notice is given by electronic transmission, the notice is given when electronically transmitted to the shareholder entitled to the notice in a manner authorized by the shareholder. If a Shareholder or proxy holder may be present and vote at the meeting by electronic transmission shall be as defined in the Michigan Business Corporation Act, as amended.

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2.4           Quorum of Shareholders. Except as hereinafter provided and as otherwise provided by law, at any meeting of the shareholders, a majority in interest of all the capital stock issued and outstanding, represented by shareholders of record in person or by proxy, shall constitute a quorum. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less interest than a quorum may adjourn any meeting.

2.5           Voting. Each outstanding share of capital stock is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. A vote may be cast either orally or in writing. When an action, other than the election of Directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares of capital stock entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or by law. Except as otherwise provided by the Articles of Incorporation, the Directors shall be elected by a plurality of the votes cast at an election of Directors.

2.6          Proxies.

(a)          A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him or her by proxy.

(b)          A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy.

(c)          Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy pursuant to Subsection (a) of this section, the following methods constitute a valid means by which a shareholder may grant authority to another person to act as proxy:

(1)         The execution of a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee, or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature.

(2)         Transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If a telegram, cablegram, or other electronic transmission is determined to be valid, the inspectors, or, if there are no inspectors, the persons making the determination shall specify the information upon which they relied.

(d)          A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to Subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, or other reproduction is a complete reproduction of the entire original writing or transmission.

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2.7           Waiver of Notice. Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.8           Consent in Writing. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares of capital stock entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation’s registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3) of the Michigan Business Corporation Act.

2.9           Electronic Meetings. The shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means, of which all persons participating in the meeting can communicate with each other. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors may hold a meeting of shareholders conducted solely by means of remote communication.

2.10         Conduct of Meetings. At each meeting of shareholders, a chair shall preside. In the absence of a specific selection by the Board of Directors, the chair shall be the chairperson of the Board. The chair shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting that are fair to shareholders. The chair of the meeting shall announce at the meeting when the polls close for each matter voted on. If no announcement is made, the polls shall be deemed to have closed on the meeting’s final adjournment. After the polls close, no ballots, proxies, or votes, nor any revocations or changes to them, may be accepted.

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ARTICLE III

Board of Directors

3.1           Number, Term, and Qualifications. The business and affairs of the Corporation shall be managed by its Board of Directors. The number of Directors on the Board of Directors shall be seven (7). The number of Directors on the Board of Directors may be changed from time to time, as determined by the Board of Directors or shareholders of the Corporation, subject to the requirements of any shareholder agreement or voting agreement then in effect. A Director need not be a shareholder. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his resignation or removal.

3.2           Meetings. Regular meetings of the Board of Directors shall be held either with or without notice, at such times and such places as any of the Directors may by resolution from time to time determine. Special meetings of the Board of Directors shall be held whenever called by the President; or when the President shall be required to call a special meeting upon the written request, either in writing or by electronic transmission, by any Director. Due notice of any special meeting, which may be waived, shall be given by the Secretary, either personally, by electronic transmission, or in writing, not later than the day preceding the meeting. A Director’s attendance at, or participation in, a meeting constitutes a waiver of notice of the meeting, except where, at the beginning of the meeting or upon his arrival, the Director objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. A Director may participate in a regular or special meeting by means of conference telephone or other means of remote communication, which participation constitutes presence in person, through which all persons participating in the meeting can communicate with other participants.

3.3           Quorum. A majority of the members of the Board then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business.

3.4           Voting. The vote of the majority of members present at a meeting in person or by Director Proxy, at which a quorum is present, constitutes the action of the Board or of the committee.

3.5           Vacancies. Vacancies in the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by either the shareholders or the Directors. If the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all Directors remaining in office.

3.6           Action Without a Meeting. Action may be taken by the Board of Directors or a committee thereof without a meeting if, before or after the action, all members of the Board then in office or of the committee consent thereto in writing. The written consent shall be filed with the minutes of the proceedings of the Board or committee.

3.7           Removal of Directors. A Director or the entire Board may be removed, with or without cause, by vote of the holders of a majority of the shares of capital stock entitled to vote at an election of Directors, subject to the requirements of any shareholder agreement or voting agreement then in effect with respect to the removal of Directors.

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3.8          Electronic Meetings. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board, or committee, by means of conference telephone or similar communications equipment by means, of which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

3.9          Director Proxies.

(a)          The Board of Directors may, from time to time, in its sole discretion, authorize a “corporate director” that is entitled to vote at a meeting of the Board of Directors (an “Authorized Director”) to appoint another person to act for him or her by proxy or power of attorney (collectively, a “Director Proxy”).

(b)          A Director Proxy shall be valid for such period of time or for such meeting or meetings, as designated by the Board of Directors in its authorizing resolution.

(c)          The following methods constitute valid means by which an Authorized Director may grant authority to another person to act as proxy or power of attorney:

(1)         The execution and delivery of a writing authorizing another person to act for an Authorized Director as proxy or power of attorney. Execution may be accomplished by an Authorized Director signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature or an electronic signature.

(2)         Transmitting or authorizing the transmission of the written Director Proxy by a telegram, cablegram, facsimile, email or other means of electronic transmission to the person who will hold the Director Proxy. Any telegram, cablegram, facsimile, email or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, facsimile, email or other electronic transmission was authorized by the Authorized Director.

(d)          A copy, facsimile telecommunication, PDF or other reliable reproduction of the writing or transmission created pursuant to Subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, PDF, or other reproduction is a complete reproduction of the entire original writing or transmission.

(e)          A Director Proxy shall be submitted to the Secretary of the Corporation, with a carbon copy to the Chairman of the Board, a reasonable time prior to the meeting of the Board of Directors at which it will be used, for a determination by the Board of Directors of its validity and effect.

(f)          For purposes of this Section 3.9, a “corporate director” shall mean a director who is appointed as representative of a specific Corporation shareholder or group of shareholders as reflected in a voting agreement entered into by the Corporation and the shareholders.

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ARTICLE IV

Officers

4.1           Officers. The officers of this Corporation shall consist of a President, a Secretary, a Treasurer, and if desired, a Chairman of the Board and one or more Vice Presidents, who shall be elected by the Board of Directors at the annual meeting held immediately after the adjournment of the regular annual meeting of the shareholders. The Board of Directors may also appoint such other officers and agents as they shall deem necessary for the transaction of business of the Corporation. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. Two or more offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity, if the instrument is required by law, or the Articles of Incorporation, or these Bylaws, to be executed and acknowledged or verified by two or more officers.

4.2           Duties of Officers. The officers of the Corporation shall be charged with such duties and authority as usually appertains to such offices in a Corporation, except that said duties may be varied or added to by the Board of Directors.

4.3           Removal of Officers and Agents. Any officer or agent may be removed by the Board of Directors whenever in its judgment the business interests of the Corporation will be served thereby.

ARTICLE V

Fiscal Year

5.1           Fiscal Year. The Corporation’s fiscal year shall be as determined from time to time by the Board of Directors.

ARTICLE VI

Indemnification

6.1           Right of Indemnification. Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors as an employee or agent of the Corporation, or as a director, officer, employee or agent of another corporation (whether for profit or not), partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the Michigan Business Corporation Act or any other applicable laws as presently or hereafter in effect.

6.2           Non-Exclusivity of Rights. The right to indemnification conferred in this article shall not be exclusive of any right that any person may have or acquire under any statute, provision of the articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

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6.3           Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

6.4           Amendment. If the Corporation repeals, amends or modifies this Article VI, it shall not affect any right or protection existing at the time of such repeal, amendment or modification.

ARTICLE VII

Amendments

7.1           Amendments. These Bylaws may be altered or amended by the shareholders or the Board of Directors. Amendment of the Bylaws by the Board requires the vote of not less than a majority of the members of the Board then in office.

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